UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Millstone Road, Building 400 Suite 130 East Windsor, NJ, United States	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1 (888) 827-4832

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	GTEC	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2025, Zhongchai Holding (Hong Kong) Limited (“Zhongchai Hong Kong” or the “Lender”), an indirect wholly owned subsidiary of Greenland Technologies Holding Corporation, a business company formed in the British Virgin Islands (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Cenntro Inc., a Nevada corporation (“Cenntro” or the “Borrower”), a related party of the Company, which provides for the Borrower’s capacity to borrow up to $1.0 million as evidenced by a promissory note issued by the Borrower to the Lender dated as of April 15, 2025 (the “Promissory Note”). The Borrower intends to use the proceeds received from the Promissory Note for working capital purposes.

The Promissory Note has a maturity date of April 14, 2026, and accrues interest at a rate of 7.50% per annum. Upon the occurrence of any Default (as defined in the Loan Agreement), the Lender is entitled to declare the debt, all interest and other amounts payable (the “Default Sum”) under the Loan Agreement to be forthwith due and payable, or alternatively, demand the Default Sum be converted into shares of common stock of the Borrower at the Conversion Price (as defined in the Loan Agreement). The Loan Agreement contains customary representations and warranties of the Borrower, and affirmative and negative covenants for a transaction of this type.

As of the date of this current report on Form 8-K, Mr. Peter Zuguang Wang, the Company’s director and chairman of the board of directors, beneficially owns 45.69% of the Company’s outstanding ordinary shares through Cenntro Holding Limited, a Hong Kong company. Mr. Peter Zuguang Wang is also the chief executive officer and chairman of the board of directors of the Borrower. Accordingly, as the Lender and the Borrower are related parties, the Loan Agreement, the Promissory Note and the transactions contemplated thereby constitute a related party transaction for the Company within the meaning of Item 404 of Regulation S-K, and each of the Loan Agreement and Promissory Note were reviewed and approved by the audit committee of the Company’s board of directors, which consist solely of independent directors of the Company with no interest in the transactions contemplated by the Loan Agreement or the Promissory Note. The negotiation and adoption of the Loan Agreement, Promissory Note excluded Mr. Peter Zuguang Wang’s son, Mr. Raymond Z. Wang, who is the Company’s chief executive officer and president.

The foregoing descriptions of the Loan Agreement and Promissory Note do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the Loan Agreement and Promissory Note, respectively, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of April 15, 2025, entered into by and between Zhongchai Holding (Hong Kong) Limited and Cenntro Inc.
10.2	Promissory Note, dated as of April 15, 2025, issued by Cenntro Inc. to Zhongchai Holding (Hong Kong) Limited
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenland Technologies Holding Corporation

Dated: April 18, 2025	By:	/s/ Raymond Z. Wang
	Name:	Raymond Z. Wang
	Title:	Chief Executive Officer

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